UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                February 16, 1999
                Date of Report (Date of earliest event reported)



                     CONSOLIDATED DELIVERY & LOGISTICS, INC.
             (Exact name of Registrant as specified in its charter)


       Delaware                            0-26954              22-3350958
(State or other jurisdiction of       (Commission File        (IRS Employer
incorporation or organization)             Number)           Identification No.)



380 Allwood Road, Clifton, New Jersey                          07012
(Address of principalexecutive offices)                     (Zip Code)


(Registrant's telephone number, including area code)        (973) 471-1005

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)


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ITEM 2.   Acquisition or Disposition of Assets

          On February 16, 1999, Consolidated Delivery & Logistics, Inc. ("CDL") entered into and consummated an asset and stock purchase agreement (the "Purchase Agreement") with its subsidiary, Sureway Air Traffic Corporation ("Sureway") and Victory Messenger Service, Inc., Richard Gold, Darobin Freight Forwarding Co., Inc.,("Darobin") and The Trust Created Under Paragraph Third of the Last Will and Testament of Charles Gold (the "Trust"), (collectively "Goldwings") , whereby Sureway purchased all of the outstanding shares of the capital stock of Darobin and certain of the assets and liabilities of the other sellers.

          The purchase price was comprised of approximately $3.0 million in cash including estimated direct acquisition costs, $1.65 million in a 7% subordinated note (the "Note") and 200,000 shares of CDL's common stock. The Note is due April 16, 2001 with interest payable quarterly commencing April 1, 1999. The
Note is subordinate to all existing or future senior debt of CDL. In addition, a contingent earn out in the aggregate amount of up to $520,000 is payable based on the achievement of certain financial goals during the two year period following the closing. The earn out is payable 55% in cash and 45% in CDL common stock. CDL financed the acquisition using proceeds from its revolving credit facility with First Union Commercial Corporation.

          The description above of the Purchase Agreement and the Note is a summary and does not purport to be complete. Reference should be made to the copies of such documents filed as exhibits to this report for a complete description of their terms.

ITEM 7.   Financial Statements and Exhibits

a.        Financial Statement of Business Acquired.

          It is impracticable to provide the required financial statements for Goldwings at this time. The statements will be filed as an amendment to this report on Form 8-K as soon as they are prepared and not later than 60 days after the deadline for filing this Form 8-K.

b.        Pro Forma Financial Information

          It is impracticable to provide the required pro forma financial statements for Goldwings at this time. The statements will be filed as an amendment to this report on Form 8-K as soon as they are prepared and not later than 60 days after the deadline for filing this Form 8-K.

c.    Exhibits

      10.1     Purchase   Agreement   dated  February  16,  1999  by  and  among
               Consolidated  Delivery  &  Logistics,   Inc.,  Sureway,  Darobin,
               Richard Gold and the Trust.

      10.2     7% Subordinated Note Due April 16, 2001.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated:   February 25, 1999          CONSOLIDATED DELIVERY & LOGISTICS, INC.
                                                 (Registrant)




                                    By:  /s/ Albert W. Van Ness, Jr.
                                         Albert W. Van Ness, Jr.
                                         Chairman of the Board, Chief Executive
                                         Officer and Chief Financial Officer